Exhibit 99


NEWS RELEASE

November 14, 2001

FOR IMMEDIATE RELEASE

Contact:
Danise Alano, Assistant Vice President, Marketing Director, (812) 353-7705 Mark D. Bradford, President and Chief Executive Officer, (812) 331-3455




                            Monroe Bancorp ANNOUNCES
                     COMPLETION OF STOCK REPURCHASE PROGRAM


     BLOOMINGTON, IN - Monroe Bancorp (NASDAQ: MROE) announced the completion of the repurchase of 50,000 shares of its common stock previously announced on August 2, 2001. The Company completed this stock repurchase program on November 13, 2001, at an average cost of $11.55 per share. The repurchased shares will be used to fund the Company's Employee Stock Ownership Plan.